Exhibit 21.1

LIST OF SUBSIDIARIES

The following is a list of our subsidiaries and their jurisdiction of incorporation as of December 31, 2006 required to be listed pursuant to Item 601(b)(21) of Regulation S-K.

ACA Holding, L.L.C.	Delaware
ACA Financial Products, Inc.	Delaware
ACA Solutions, Ltd.	Bermuda
ACA Assurance, Ltd.	Bermuda
ACA Financial Guaranty Corporation	Maryland
ACA Service L.L.C.	Delaware
ACA Risk Solutions, L.L.C.	Delaware
ACA Intermediary, L.L.C.	New York
ACA Risk Structures, L.L.C.	Delaware
ACA Securities, L.L.C.	Delaware
ACA Financial Assets, L.L.C.	Delaware
ACA Management, L.L.C.	Delaware
ACA CDS 2001-1, L.L.C.	Delaware
ACA Capital Management (U.K.) Pte. Limited	United Kingdom
ACA Capital (Singapore) Pte. Limited	Singapore
ACA Credit Products 2002-A, L.L.C.	Delaware
ACA Credit Products 2002-B, L.L.C.	Delaware
ACA Credit Products 2003-A, L.L.C.	Delaware
ACA CDS 2002-2, L.L.C.	Delaware
ACA Credit Products 2003-B, L.L.C.	Delaware
ACA Credit Products 2003-C, L.L.C.	Delaware
ACA Credit Products 2003-D, L.L.C.	Delaware
ACA Credit Products 2003-E, L.L.C.	Delaware
ACA Credit Products 2003-F, L.L.C.	Delaware
ACA ABS 2003-3 Funding, Limited	Cayman Islands
ACA Credit Products 2003-G, L.L.C.	Delaware
ACA Credit Products 2003-H, L.L.C.	Delaware
ACA Credit Products 2003-I, L.L.C.	Delaware
ACA Credit Products 2003-J, L.L.C.	Delaware
ACA Credit Products 2003-K, L.L.C.	Delaware
ACA Credit Products 2003-L, L.L.C.	Delaware
ACA Credit Products 2003-M, L.L.C.	Delaware
ACA Credit Products 2003-N, L.L.C.	Delaware
ACA Credit Products 2003-O, L.L.C.	Delaware
ACA Credit Products 2004-A, L.L.C.	Delaware
ACA Credit Products 2004-B, L.L.C.	Delaware
ACA Credit Products 2004-C, L.L.C.	Delaware
ACA Credit Products 2004-D, L.L.C.	Delaware
ACA Credit Products 2004-E, L.L.C.	Delaware
Credit Products 2004-F, L.L.C.	Delaware
ACA Credit Products 2004-G, L.L.C.	Delaware
ACA Credit Products 2004-H, L.L.C.	Delaware
ACA Credit Products CBNA3, L.L.C.	Delaware
ACA Credit Products 2004-J, L.L.C.	Delaware
ACA Credit Products 2004-K, L.L.C.	Delaware

ACA Credit Products - CBNA 1, L.L.C.	Delaware
ACA Credit Products - NI, L.L.C.	Delaware
ACA Credit Products 2004 - GCM, L.L.C.	Delaware
ACA Parliament Funding, L.L.C.	Delaware
ACA Credit Products - CCMC, L.L.C.	Delaware
ACA Credit Products - Alpha, L.L.C.	Delaware
ACA Credit Products - CA, L.L.C.	Delaware
ACA Credit Products - Matterhorn, L.L.C.	Delaware
ACA Credit Products - JPM, L.L.C.	Delaware
ACA Credit Products - CAN, L.L.C.	Delaware
ACA Credit Products -BC, L.L.C.	Delaware
ACA Credit Products - NB, L.L.C.	Delaware
ACA Credit Products - CBNA 2, L.L.C.	Delaware
ACA Credit Products 2004-Y, L.L.C.	Delaware
ACA ABS 2005-1 Funding, Limited	Cayman Islands
ACA Credit Products - Zugspitze, L.L.C.	Delaware
ACA Credit Products - BA, L.L.C.	Delaware
ACA Credit Products - Monch, L.L.C.	Delaware
ACA Credit Products - Eiger, L.L.C.	Delaware
ACA Credit Products MON, L.L.C.	Delaware
ACA Credit Products - ABN AMRO, LLC	Delaware
ACA Credit Products - DK, L.L.C.	Delaware
ACA Credit Products - GSH, L.L.C.	Delaware
ACA Credit Products - ML, L.L.C.	Delaware
ACA LIHTC Management, L.L.C.	Delaware
BR-1998, L.L.C.	Delaware
ACA Credit Products - Haussmann	Delaware
ACA Credit Products 2005-L	Delaware
ACA Credit Products - Zermat	Delaware
ACA Credit Products - Maple	Delaware
ACA Credit Products - LB	Delaware
ACA Capital Partners I Master Fund, Ltd.	Cayman Islands
ACA Credit Products - SINCLAIR	Delaware
ACA Credit Products - INCA	Delaware
ACA Credit Products - IFP	Delaware
ACA Credit Products 2006 - Elbe	Delaware
ACA Credit Products - Osada	Delaware
ACA Credit Products 2006-F	Delaware
ACA Credit Products 2006-G	Delaware
ACA Credit Products 2006-H	Delaware
ACA Credit Products 2006-I	Delaware
ACA Credit Products 2006-J	Delaware